Exhibit 15

December 3, 2021

To the Board of Directors and Shareholders of Victoria’s Secret & Co.:

We are aware of the incorporation by reference in the following Registration Statements of Victoria’s Secret & Co.:

Registration Statement (Form S-8 No. 333-258419)
Registration Statement (Form S-8 No. 333-258021)

of our report dated December 3, 2021 relating to the unaudited consolidated and combined interim financial statements of Victoria’s Secret & Co. that are included in its Form 10-Q for the quarter ended October 30, 2021.

/s/ Ernst & Young LLP

Grandview Heights, Ohio